                                                                      Exhibit 11

                        Computation of Net Loss Per Share


                                                                                                Three Months Ended
                                                Year Ended December 31,                              March 31,
                                       ------------------------------------------       -----------------------------------
                                               1997                  1998                    1998              1999
                                       ---------------------  -------------------       --------------- -------------------
                                                                                          (Unaudited)       (Unaudited)
Net Loss                                    $ (57,437)            $ (705,866)             $ (536,998)       $ (17,744)
Basic and Diluted weighted
average common shares
outstanding                                 1,046,235              3,035,856               2,350,000        3,507,483
                                       ---------------------  -------------------       --------------- -------------------
Basic and Diluted Loss Per
Share                                         $ (0.06)               $ (0.23)                $ (0.23)         $ (0.01)
                                       =====================  ===================       =============== ===================

This table has been prepared using Statement of Financial Accounting Standards No. 128 "Earnings Per Share" for all applicable periods presented.